EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-13489) pertaining to the 1984 Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 33-23642) pertaining to the 1988 Non-Qualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-34908) pertaining to the 1989 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-40798) pertaining to the 1990 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-50440) pertaining to the 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64308) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64316) pertaining to the 1993 Consultants' Stock Option Plan, in the Registration Statement (Form S-8 No. 33-55303) pertaining to the 1993 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-02221) pertaining to the 1995 Stock Option Plan in the Registration Statement (Form S-8 No. 33-60231) pertaining to the Surgical Health Corporation and Heritage Surgical Corporation Stock Option Plans, in the Registration Statement (Form S-8 No. 33-64615) pertaining to the sutter Surgery Centers, Inc. Stock Option Plans, in the Registration Statement (Form S-8 No. 333-00565) pertaining to the Surgical Care Affiliates Stock Option Plans, in the Registration Statement (Form S-8 No. 333-12111) pertaining to the Professional Sports Care Management, Inc. Stock Option Plans, in the Registration Statement (Form S-8 No. 333-18035) pertaining to the ReadiCare Stock Option Plans, in the Registration Statement (Form S-3 No. 333-25921) pertaining to the stock purchase warrant issued to Robert D. Carl, III, in the Registration Statement (Form S-8 No. 333-24429) pertaining to the Health Images, Inc. Stock Option Plans, in the Registration Statement (Form S-3 No. 333-39825) pertaining to the resale of shares of Common Stock issued to the stockholders of National Imaging Affiliates, Inc., in the Registration Statement (Form S-8 No. 333-42307) pertaining to the 1997 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-42305) pertaining to the Amended and Restated 1993 Consultants' Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-42301) pertaining to the Horizon/CMS Healthcare Corporation Stock Option Plans of our report, dated February 25, 1998, except for Note 14 as to which the date is March 20, 1998, with respect to the consolidated financial statements and financial statement schedule of HEALTHSOUTH Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year-ended December 31, 1997.

                                          ERNST & YOUNG LLP

Birmingham, Alabama


March 26, 1998